UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2020

PFIZER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 733-2323

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 par value	PFE	New York Stock Exchange
0.250% Notes due 2022	PFE22	New York Stock Exchange
1.000% Notes due 2027	PFE27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 18, 2020, Pfizer Inc. (the “Company”) issued notices for the (i) full redemption of all $342,004,000 aggregate principal amount outstanding of its 5.80% Notes due August 12, 2023 (CUSIP: 717081DS9, ISIN: US717081DS97) (the “2023 Notes”) and (ii) full redemption of all $1,150,000,000 aggregate principal amount outstanding of its 1.950% Notes due June 3, 2021 (CUSIP: 717081DX8, ISIN: US717081DX82) (the “2021 Notes” and, together with the 2023 Notes, the “Notes”).

The redemption date of the Notes is November 28, 2020. On November 30, 2020, the Company will pay the applicable “make-whole” redemption prices as set forth in the indentures, as supplemented, pursuant to which the Notes were issued. On the redemption date, the applicable redemption prices will become due and payable on the Notes and, unless the Company defaults in the payment of the applicable redemption prices and accrued and unpaid interest on November 30, 2020, interest on the Notes will cease to accrue on the redemption date. The notices of redemption specifying the terms, conditions and procedures for the redemptions are available through The Bank of New York Mellon, located at 240 Greenwich Street – 7W, New York, New York 10286, Attention: Corporate Trust Administration, as paying agent for the Notes. The foregoing does not constitute a notice of redemption for the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFIZER INC.

By:	/s/ Margaret M. Madden
Margaret M. Madden
Senior Vice President and Corporate Secretary,
Chief Governance Counsel

Dated: November 18, 2020